Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Grupo Vasconia, S. A. B.

We have audited the consolidated statement of financial position of Grupo Vasconia, S.A.B. and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, cash flows and changes in stockholders’ equity for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grupo Vasconia, S.A.B. and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

International Financial Reporting Standards as issued by the IASB vary in certain significant respects from generally accepted accounting principles in the United States of America. Information relating to the nature and effect of such differences is presented in note 21 to the consolidated financial statements.

KPMG CARDENAS DOSAL, S. C.

/s/ Erick G. Aguilar

Erick G. Aguilar

Mexico City, Mexico

March 11, 2016.